Exhibit 99.2

FOR IMMEDIATE RELEASE
December 18, 2023

Copper Property CTL Pass Through Trust Releases Q3-2023 Penney Intermediate Holdings LLC Financial Statements and Master Lease Store Performance Disclosures

Jersey City, New Jersey –Copper Property CTL Pass Through Trust (“the Trust”) has filed a Form 8-K containing the Q3-2023 consolidated financial statements of Penney Intermediate Holdings LLC for the three months ended October 28, 2023 and October 29, 2022, respectively, and related Master Lease store performance disclosures.

A copy of the financial statements and additional information, including the Trust’s Monthly and Quarterly Reports, as well as other SEC filings can be accessed via the Trust’s website at www.ctltrust.net

About Copper Property CTL Pass Through Trust
Copper Property CTL Pass Through Trust (the “Trust”) was established to acquire 160 retail properties and 6 warehouse distribution centers (the “Properties”) from J.C. Penney as part of its Chapter 11 plan of reorganization. The Trust’s operations consist solely of owning, leasing and selling the Properties. The Trust’s objective is to sell the Properties to third-party purchasers as promptly as practicable. The Trustee of the trust is GLAS Trust Company LLC. The Trust is externally managed by an affiliate of Hilco Real Estate LLC. The Trust is intended to be treated, for tax purposes, as a liquidating trust within the meaning of United States Treasury Regulation Section 301.7701-4(d). For more information, please visit https://www.ctltrust.net/.

Forward Looking Statement
This news release contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology and include, but are not limited to, the Trust’s expectations or beliefs concerning future events and stock price performance. The Trust has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Trust believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors, including those discussed in the Trust’s Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”), may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Trust’s filings with the SEC that are available at www.sec.gov. The Trust cautions you that the list of important factors included in the Trust’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this news release may not in fact occur. The Trust undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

CONTACT

Larry Finger | Principal Financial Officer Copper Property CTL Pass Through Trust 310-526-1707 | lfinger@ctltrust.net	Jessica Cummins | Controller Copper Property CTL Pass Through Trust 847-313-4755 | jcummins@hilcoglobal.com